Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

United Acquisition Corp. I
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-quarter of one redeemable warrant (1)	457(a)	11,500,000	$10.00	$115,000,000	0.0001381	$15,881.50
Fees to be Paid	Equity	Class A ordinary shares included as part of the units (2)	457(g)	11,500,000	-	-	0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units (3)	457(g)	2,875,000	-		0.0001381	0.00
	Total Offering Amounts					$115,000,000		$15,881.50
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$15,881.50

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.